Exhibit 99.1

NetApp reports first quarter of fiscal year 2023 results

Delivers company record for Q1 billings, revenue, gross profit dollars, operating income, and EPS

•
Net revenues for the first quarter grew 9% year-over-year to $1.59 billion, 13% in constant currency1
•
Q1 product revenue grew 8% year-over-year to $786 million, the sixth consecutive quarter of year-over-year growth
•
Q1 billings2 were $1.56 billion, an increase of 13% year-over-year, 18% in constant currency
•
NetApp™ Public Cloud annualized revenue run rate (ARR)3increased 73% year-over-year to $584 million
•
All-flash array ARR4 increased 7% year-over-year to $3.0 billion
•
$460 million returned to shareholders in share repurchases and cash dividends

SAN JOSE, Calif.—August 24, 2022—NetApp (NASDAQ: NTAP) today reported financial results for the first quarter of fiscal year 2023, which ended on July 29, 2022.

“We delivered a great start to the year, fueled by broad-based demand across our portfolio and geographies, setting all-time Q1 company highs for billings, revenue, gross profit dollars, operating income and EPS,” said George Kurian, chief executive officer. “Our solutions are aligned with our customer’s top priorities helping them reduce cost, risk and complexity for their digital and cloud transformations. This is evidenced by the strong growth of our revenue, billings and profitability.”

First quarter of fiscal year 2023 financial results

•
Net revenues: $1.59 billion, compared to $1.46 billion in the first quarter of fiscal year 2022
o
Hybrid Cloud segment revenue: $1.46 billion, compared to $1.38 billion in the first quarter of fiscal year 2022
o
Public Cloud segment revenue: $132 million, compared to $79 million in the first quarter of fiscal year 2022
•
Net income: GAAP net income of $214 million, compared to $202 million in the first quarter of fiscal year 2022; non-GAAP net income5 of $269 million, compared to $263 million in the first quarter of fiscal year 2022
•
Earnings per share: GAAP net income per share6 of $0.96, compared to $0.88 in the first quarter of fiscal year 2022; non-GAAP net income per share of $1.20, compared to $1.15 in the first quarter of fiscal year 2022
•
Cash, cash equivalents and investments: $3.44 billion at the end of the first quarter of fiscal year 2023
•
Cash provided by operations: $281 million, compared to $242 million in the first quarter of fiscal year 2022
•
Share repurchase and dividends: Returned $460 million to shareholders through share repurchases and cash dividends

Second quarter of fiscal year 2023 financial outlook

The Company provided the following financial guidance for the second quarter of fiscal year 2023:

Net revenues are expected to be in the range of:	$1.595 billion to $1.745 billion
	GAAP	Non-GAAP
Earnings per share is expected to be in the range of:	$0.93 - $1.03	$1.28 - $1.38

Full fiscal year 2023 financial outlook

The Company provided the following financial guidance for the full fiscal year 2023:

Net revenues are expected to grow in the range of:	6% to 8%
Public Cloud ARR is expected to exit the fiscal year in the range of:	$780 million to $820 million
	GAAP	Non-GAAP
Consolidated gross margins are expected to be in the range of:	65% - 66%	66% - 67%
Operating margins are expected to be in the range of:	18% - 19%	23% - 24%
Earnings per share is expected to be in the range of:	$4.09 - $4.29	$5.40 - $5.60

Dividend

The next cash dividend of $0.50 per share is to be paid on October 26, 2022, to shareholders of record as of the close of business on October 7, 2022.

First quarter of fiscal year 2023 business highlights

Leading product innovation

•
NetApp announced the general availability of Spot PC by NetApp, a managed cloud desktop-as-a-service solution with security, automation, observability, and optimization.
•
NetApp announced the general availability of Spot Security, delivering continuous, automated security to all users.
•
NetApp announced updates to Delight, the free cross-platform monitoring UI for Spark, with a new, more intuitive user interface.
•
NetApp announced the general availability of Ocean for Apache Spark on Google Cloud.
•
NetApp completed its acquisition of Instaclustr, a leading platform provider of fully managed open-source database, pipeline, and workflow applications delivered as a service.
•
NetApp announced new capabilities to simplify hybrid cloud operations, including improved ransomware protection, hybrid cloud storage as a service in a single subscription with Keystone™, improved unified management in a single user interface with Cloud Manager, and collaboration with VMware to help transition workloads to the cloud.
•
NetApp enhanced StorageGRID™ with updates including integration with Google Cloud, security, compliance enhancements, faster performance for analytical workloads, and more.
•
NetApp announced the general availability of FlexPod™ XCS, leveraging its integration into the Cisco Intersight cloud operations platform.

Customer and partner momentum

•
NetApp and NVIDIA extended their partnership to accelerate HPC and AI with turnkey supercomputing infrastructure, announcing that NetApp EF600 all-flash NVMe storage combined with the BeeGFS parallel file system is now certified for NVIDIA DGX SuperPOD.
•
NetApp and Kyndryl announced a global alliance to help customers unlock insights from data stored on premises, in the cloud, and in edge computing environments.
•
NetApp announced that it is now an AWS Government ISV Competency Partner for Public Sector.
•
NetApp and Alluxio collaborated to help customers adapt to new requirements for modernizing data architecture with low-touch operations for analytics, machine learning, and AI.

Corporate news and events

•
NetApp announced the winners of its annual Asia-Pacific (APAC) Partner Excellence Award7 at the NetApp Partner Summit 2022.
•
NetApp announced that Spot by NetApp joined the FinOps Foundation as a Premier Member.

NetApp awards and recognition

•
An IDC study of Spot by NetApp8 customers found significant ROI, productivity, and time-to-market benefits, including an average 696% three-year ROI and a 21% reduction in Public Cloud spending.
•
NetApp announced that NetApp AI won a 2022 AI Breakthrough Award for Best Overall Computer Vision.
•
NetApp was named to CRN’s Software-Defined Data Center 50 List for 2022.9
•
NetApp was listed as a recipient of the CRN Health and Wellbeing Recognition Award10 for the Women & Diversity in Channel Awards 2022.
•
NetApp was named among the companies that scored 100% on Disability:IN’s Disability Equality Index 2022 Best Places to Work.11

Executive appointments

•
NetApp announced the appointments of Giovanna Sangiorgi and Srivatsan (Sri) Vaiyakarnam to its go-to-market leadership team as part of the ongoing evolution of NetApp’s sales organization to accelerate cloud-led growth.

Webcast and conference call information

NetApp will host a conference call to discuss these results today at 2:00 p.m. Pacific Time. To access the live webcast of this event, go to the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables, and other information related to the call will be posted on the Investor Relations website. An audio replay will be available on the website after 4:00 p.m. Pacific Time today.

“Safe Harbor” statement under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made in the Second Quarter of Fiscal Year 2023 Financial Outlook section and Full Fiscal Year 2023 Financial Outlook section and statements about our solutions’ alignment with our customer’s top priorities and our ability to help customers reduce cost, risk and complexity for their digital and cloud transformations. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, our ability to keep pace with the rapid industry, technological and market trends and changes in the markets in which we operate, our ability to execute our data fabric strategy and introduce and gain market acceptance for our products and services, our ability to maintain our customer, partner, supplier and contract manufacturer relationships on favorable terms and conditions, general global political, macroeconomic and market conditions, the impact of the COVID-19 pandemic, including supply chain disruptions, on our business operations, financial performance and results of operations, material cybersecurity and other security breaches, changes in U.S. government spending, revenue seasonality, our ability to manage our gross profit margins. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in our most recently submitted report on Form 10-K. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

###

NetApp, the NetApp logo, and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. All other marks are the property of their respective owners.

Footnotes

1Refer to the Constant Currency section below for an explanation of constant currency growth rates.

2Refer to the NetApp Usage of Non-GAAP Financial Information section below for an explanation of billings.

3Public Cloud annualized revenue run rate (ARR) is calculated as the annualized value of all Public Cloud customer commitments with the assumption that any commitment expiring during the next 12 months will be renewed with its existing terms.

4All-flash array annualized net revenue run rate is determined by products and services revenue for the current quarter, multiplied by 4.

5Non-GAAP net income excludes, when applicable, (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) litigation settlements, (d) acquisition-related expenses, (e) restructuring charges, (f) asset impairments, (g) gains/losses on the sale or derecognition of assets, (h) gains/losses on the sale of investments in equity securities, (i) debt extinguishment costs, and (j) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes that the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance.

6GAAP net income per share and non-GAAP net income per share are calculated using the diluted number of shares.

7Channel Life Australia, Catherine Knowles, June 21, 2022. NetApp announces winners of APAC Partner Excellence Awards (channellife.com.au).

8IDC, Courtney Wilson, May 23, 2022. IDC Study Highlights Spot Customer Benefits.

9CRN Data Center News, O’Ryan Johnson, June 7, 2022. 25 Hot Software-Defined Data Center Infrastructure Companies: 2022 SDDC 50.

10CRN Health and Wellbeing Recognition Award, July 22, 2022. Women & Diversity in Channel Awards 2022—SHORTLIST ANNOUNCED! (channelweb.co.uk).

11Disability:IN’s Disability Equality Index 2022. 2022 Best Places to Work (disabilityin.org).

NetApp usage of non-GAAP financial information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, non-GAAP net income, non-GAAP effective tax rate, free cash flow, billings, and historical and projected non-GAAP earnings per diluted share. NetApp also presents the hardware and software components of our GAAP product revenues. Because our revenue recognition policy under GAAP defines a configured storage system, inclusive of the operating system software essential to its functionality, as a single performance obligation, hardware and software components of our product revenues are considered non-GAAP measures. The hardware and software components of our product revenues are derived from an estimated fair value allocation of the transaction price of our contracts with customers, down to the level of the product hardware and software components. This allocation is primarily based on the contractual prices at which NetApp has historically billed customers for such respective components.

NetApp believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP earnings per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp believes that the presentation of the software and hardware components of our product revenues is meaningful to investors and management as it illustrates the significance of the Company’s software and provides improved visibility into the value created by our software innovation and R&D investment.

NetApp approximates billings by adding net revenues as reported on our Condensed Consolidated Statements of Operations for the period to the change in total deferred revenue and financed unearned services revenue as reported on our Condensed Consolidated Statements of Cash Flows for the same period. Billings is a performance measure that NetApp believes provides useful information to management and investors because it approximates the amounts under purchase orders received by us during a given period that have been billed.

NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because the amount can fluctuate based on variables unrelated to the performance of the underlying business. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, are less useful for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale or derecognition of assets. These are gains/losses from the sale of our properties and other transactions in which we transfer control of assets to a third party. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, are less useful for future planning and forecasting.

H. Gains/losses on the sale of investments in equity securities. These are gains/losses from the sale of our investment in certain equity securities. Typically, such investments are sold as a result of a change in control of the underlying businesses. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, are less useful for future planning and forecasting.

I. Debt extinguishment costs. NetApp excludes certain non-recurring expenses incurred as a result of the early extinguishment of debt. Management believes such nonrecurring costs do not reflect the results of its underlying, on-going business and, therefore, are less useful for future planning and forecasting.

J. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements, statute lapses and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual property from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

Constant Currency

Constant currency net revenues growth is defined as net revenues for a given period restated at the comparative period's foreign currency exchange rates measured against the comparative period's net revenues. Constant currency billings growth is defined as billings for a given period computed using net revenues for that period restated at the comparative period’s foreign currency exchange rates, measured against the comparative period’s billings.

About NetApp

NetApp is a global, cloud-led, data-centric software company that empowers organizations to lead with data in the age of accelerated digital transformation. The company provides systems, software, and cloud services that enable them to run their applications optimally from data center to cloud, whether they are developing in the cloud, moving to the cloud, or creating their own cloudlike experiences on premises. With solutions that perform across diverse environments, NetApp helps organizations build their own data fabric and securely deliver the right data, services, and applications to the right people—anytime, anywhere. Learn more at www.netapp.com or follow us on Twitter, LinkedIn, Facebook, and Instagram.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 29, 2022	April 29, 2022

ASSETS

Current assets:
Cash, cash equivalents and investments	$3,439	$4,134
Accounts receivable	865	1,230
Inventories	232	204
Other current assets	386	377
Total current assets	4,922	5,945

Property and equipment, net	622	602
Goodwill and purchased intangible assets, net	2,999	2,488
Other non-current assets	1,001	991
Total assets	$9,544	$10,026

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$515	$607
Accrued expenses	722	925
Current portion of long-term debt	250	250
Short-term deferred revenue and financed unearned services revenue	2,088	2,171
Total current liabilities	3,575	3,953
Long-term debt	2,387	2,386
Other long-term liabilities	843	788
Long-term deferred revenue and financed unearned services revenue	2,082	2,061
Total liabilities	8,887	9,188

Stockholders' equity	657	838
Total liabilities and stockholders' equity	$9,544	$10,026

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended
	July 29, 2022	July 30, 2021
Net revenues:
Product	$786	$730
Services	806	728
Net revenues	1,592	1,458

Cost of revenues:
Cost of product	397	329
Cost of services	149	130
Total cost of revenues	546	459
Gross profit	1,046	999

Operating expenses:
Sales and marketing	458	451
Research and development	240	210
General and administrative	72	66
Restructuring charges	11	22
Acquisition-related expense	10	1
Total operating expenses	791	750

Income from operations	255	249

Other income (expense), net	15	(12)

Income before income taxes	270	237

Provision for income taxes	56	35

Net income	$214	$202

Net income per share:
Basic	$0.97	$0.91

Diluted	$0.96	$0.88

Shares used in net income per share calculations:
Basic	220	223

Diluted	224	229

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	July 29, 2022	July 30, 2021
Cash flows from operating activities:
Net income	$214	$202
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58	46
Non-cash operating lease cost	14	13
Stock-based compensation	67	53
Deferred income taxes	(15)	(15)
Other items, net	(66)	4
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	364	287
Inventories	(28)	6
Accounts payable	(90)	(51)
Accrued expenses	(208)	(242)
Deferred revenue and financed unearned services revenue	(32)	(82)
Long-term taxes payable	1	(8)
Changes in other operating assets and liabilities, net	2	29
Net cash provided by operating activities	281	242
Cash flows from investing activities:
(Purchases) redemptions of investments, net	(131)	11
Purchases of property and equipment	(65)	(51)
Acquisitions of businesses, net of cash acquired	(491)	(14)
Other investing activities, net	59	—
Net cash used in investing activities	(628)	(54)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock award plans	54	53
Payments for taxes related to net share settlement of stock awards	(52)	(57)
Repurchase of common stock	(350)	(100)
Dividends paid	(110)	(112)
Other financing activities, net	(1)	(2)
Net cash used in financing activities	(459)	(218)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(18)	(5)

Net change in cash, cash equivalents and restricted cash	(824)	(35)
Cash, cash equivalents and restricted cash:
Beginning of period	4,119	4,535
End of period	$3,295	$4,500

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO, DPO and Inventory Turns)

(Unaudited)

Revenues by Segment
	Q1'FY23	Q4'FY22	Q1'FY22
Product	$786	$894	$730
Support	598	590	578
Professional and Other Services	76	76	71
Hybrid Cloud Segment Net Revenues	1,460	1,560	1,379
Public Cloud Segment Net Revenues	132	120	79
Net Revenues	$1,592	$1,680	$1,458

Gross Profit by Segment
	Q1'FY23	Q4'FY22	Q1'FY22
Product	$391	$452	$404
Support	555	547	530
Professional and Other Services	24	22	20
Hybrid Cloud Segment Gross Profit	970	1,021	954
Public Cloud Segment Gross Profit	92	82	56
Total Segments Gross Profit	1,062	1,103	1,010

Amortization of Intangible Assets	(11)	(10)	(7)
Stock-based Compensation	(5)	(4)	(4)
Unallocated Cost of Revenues	(16)	(14)	(11)

Gross Profit	$1,046	$1,089	$999

Gross Margin by Segment
	Q1'FY23	Q4'FY22	Q1'FY22
Product	49.7%	50.6%	55.3%
Support	92.8%	92.7%	91.7%
Professional and Other Services	31.6%	28.9%	28.2%
Hybrid Cloud Segment Gross Margin	66.4%	65.4%	69.2%
Public Cloud Segment Gross Margin	69.7%	68.3%	70.9%

Product Revenues
	Q1'FY23	Q4'FY22	Q1'FY22
Total	$786	$894	$730
Software*	$476	$530	$414
Hardware*	$310	$364	$316

Software and recurring support and public cloud revenue
	Q1'FY23	Q4'FY22	Q1'FY22
Product - Software	$476	$530	$414
Support	598	590	578
Public Cloud	132	120	79
Software and recurring support and public cloud revenue*	$1,206	$1,240	$1,071

Software and recurring support and public cloud revenue as a percentage of net revenues	76%	74%	73%

* Our revenue recognition policy under GAAP defines a configured storage system, inclusive of the operating system software essential to its functionality, as a single performance obligation. We have provided a breakdown of our GAAP product revenues into the software and hardware components, which are considered non-GAAP measures, to display the significance of software included in total product revenues. Software and recurring support and public cloud revenue is a non-GAAP measure because it includes the software component of our product revenues, but not the hardware component.

Geographic Mix

	% of Q1 FY'23	% of Q4 FY'22	% of Q1 FY'22
	Revenue	Revenue	Revenue
Americas	54%	54%	54%
Americas Commercial	42%	45%	43%
U.S. Public Sector	12%	9%	11%
EMEA	31%	32%	31%
Asia Pacific	15%	14%	15%

Pathways Mix
	% of Q1 FY'23	% of Q4 FY'22	% of Q1 FY'22
	Revenue	Revenue	Revenue
Direct	21%	24%	23%
Indirect	79%	76%	77%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate

	Q1'FY23	Q4'FY22	Q1'FY22
Non-GAAP Income from Operations	$360	$382	$336
% of Net Revenues	22.6%	22.7%	23.0%
Non-GAAP Income before Income Taxes	$343	$361	$324
Non-GAAP Effective Tax Rate	21.6%	10.2%	18.8%

Non-GAAP Net Income
	Q1'FY23	Q4'FY22	Q1'FY22
Non-GAAP Net Income	$269	$324	$263
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	224	228	229
Non-GAAP Net Income per Share, Diluted	$1.20	$1.42	$1.15

Select Balance Sheet Items
	Q1'FY23	Q4'FY22	Q1'FY22
Deferred Revenue and Financed Unearned Services Revenue	$4,170	$4,232	$3,904
DSO (days)	49	67	41
DPO (days)	86	93	73
Inventory Turns	9	12	17

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q1'FY23	Q4'FY22	Q1'FY22
Net Cash Provided by Operating Activities	$281	$411	$242
Purchases of Property and Equipment	$65	$68	$51
Free Cash Flow	$216	$343	$191
Free Cash Flow as % of Net Revenues	13.6%	20.4%	13.1%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.
Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q1'FY23	Q4'FY22	Q1'FY22
NET INCOME	$214	$259	$202
Adjustments:
Amortization of intangible assets	17	14	9
Stock-based compensation	67	66	53
Litigation settlements	—	—	2
Restructuring charges	11	4	22
Acquisition-related expense	10	5	1
Gain on sale of equity investment	(32)	—	—
Income tax effects	(18)	(24)	(26)
NON-GAAP NET INCOME	$269	$324	$263

COST OF REVENUES	$546	$591	$459
Adjustments:
Amortization of intangible assets	(11)	(10)	(7)
Stock-based compensation	(5)	(4)	(4)
NON-GAAP COST OF REVENUES	$530	$577	$448

COST OF PRODUCT REVENUES	$397	$446	$329
Adjustments:
Amortization of intangible assets	(1)	(3)	(2)
Stock-based compensation	(1)	(1)	(1)
NON-GAAP COST OF PRODUCT REVENUES	$395	$442	$326

COST OF SERVICES REVENUES	$149	$145	$130
Adjustments:
Amortization of intangible assets	(10)	(7)	(5)
Stock-based compensation	(4)	(3)	(3)
NON-GAAP COST OF SERVICES REVENUES	$135	$135	$122

GROSS PROFIT	$1,046	$1,089	$999
Adjustments:
Amortization of intangible assets	11	10	7
Stock-based compensation	5	4	4
NON-GAAP GROSS PROFIT	$1,062	$1,103	$1,010

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q1'FY23	Q4'FY22	Q1'FY22
SALES AND MARKETING EXPENSES	$458	$480	$451
Adjustments:
Amortization of intangible assets	(6)	(4)	(2)
Stock-based compensation	(28)	(30)	(26)
NON-GAAP SALES AND MARKETING EXPENSES	$424	$446	$423

RESEARCH AND DEVELOPMENT EXPENSES	$240	$235	$210
Adjustments:
Stock-based compensation	(24)	(22)	(15)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$216	$213	$195

GENERAL AND ADMINISTRATIVE EXPENSES	$72	$72	$66
Adjustments:
Stock-based compensation	(10)	(10)	(8)
Litigation settlements	—	—	(2)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$62	$62	$56

RESTRUCTURING CHARGES	$11	$4	$22
Adjustments:
Restructuring charges	(11)	(4)	(22)
NON-GAAP RESTRUCTURING CHARGES	$—	$—	$—

ACQUISITION-RELATED EXPENSE	$10	$5	$1
Adjustments:
Acquisition-related expense	(10)	(5)	(1)
NON-GAAP ACQUISITION-RELATED EXPENSE	$—	$—	$—

OPERATING EXPENSES	$791	$796	$750
Adjustments:
Amortization of intangible assets	(6)	(4)	(2)
Stock-based compensation	(62)	(62)	(49)
Litigation settlements	—	—	(2)
Restructuring charges	(11)	(4)	(22)
Acquisition-related expense	(10)	(5)	(1)
NON-GAAP OPERATING EXPENSES	$702	$721	$674

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q1'FY23	Q4'FY22	Q1'FY22
INCOME FROM OPERATIONS	$255	$293	$249
Adjustments:
Amortization of intangible assets	17	14	9
Stock-based compensation	67	66	53
Litigation settlements	—	—	2
Restructuring charges	11	4	22
Acquisition-related expense	10	5	1
NON-GAAP INCOME FROM OPERATIONS	$360	$382	$336

OTHER INCOME (EXPENSE), NET	$15	$(21)	$(12)
Adjustments:
Gain on sale of equity investment	(32)	—	—
NON-GAAP OTHER INCOME (EXPENSE), NET	$(17)	$(21)	$(12)

INCOME BEFORE INCOME TAXES	$270	$272	$237
Adjustments:
Amortization of intangible assets	17	14	9
Stock-based compensation	67	66	53
Litigation settlements	—	—	2
Restructuring charges	11	4	22
Acquisition-related expense	10	5	1
Gain on sale of equity investment	(32)	—	—
NON-GAAP INCOME BEFORE INCOME TAXES	$343	$361	$324

PROVISION FOR INCOME TAXES	$56	$13	$35
Adjustments:
Income tax effects	18	24	26
NON-GAAP PROVISION FOR INCOME TAXES	$74	$37	$61

NET INCOME PER SHARE	$0.96	$1.14	$0.88
Adjustments:
Amortization of intangible assets	0.08	0.06	0.04
Stock-based compensation	0.30	0.29	0.23
Litigation settlements	—	—	0.01
Restructuring charges	0.05	0.02	0.10
Acquisition-related expense	0.04	0.02	—
Gain on sale of equity investment	(0.14)	—	—
Income tax effects	(0.08)	(0.11)	(0.11)
NON-GAAP NET INCOME PER SHARE	$1.20	$1.42	$1.15

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q1'FY23	Q4'FY22	Q1'FY22
Gross margin-GAAP	65.7%	64.8%	68.5%
Cost of revenues adjustments	1.0%	0.8%	0.8%
Gross margin-Non-GAAP	66.7%	65.7%	69.3%

GAAP cost of revenues	$546	$591	$459
Cost of revenues adjustments:
Amortization of intangible assets	(11)	(10)	(7)
Stock-based compensation	(5)	(4)	(4)
Non-GAAP cost of revenues	$530	$577	$448

Net revenues	$1,592	$1,680	$1,458

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q1'FY23	Q4'FY22	Q1'FY22
Product gross margin-GAAP	49.5%	50.1%	54.9%
Cost of product revenues adjustments	0.3%	0.4%	0.4%
Product gross margin-Non-GAAP	49.7%	50.6%	55.3%

GAAP cost of product revenues	$397	$446	$329
Cost of product revenues adjustments:
Amortization of intangible assets	(1)	(3)	(2)
Stock-based compensation	(1)	(1)	(1)
Non-GAAP cost of product revenues	$395	$442	$326

Product revenues	$786	$894	$730

RECONCILIATION OF NON-GAAP TO GAAP
SERVICES GROSS MARGIN
($ in millions)

	Q1'FY23	Q4'FY22	Q1'FY22
Services gross margin-GAAP	81.5%	81.6%	82.1%
Cost of services revenues adjustments	1.7%	1.3%	1.1%
Services gross margin-Non-GAAP	83.3%	82.8%	83.2%

GAAP cost of services revenues	$149	$145	$130
Cost of services revenues adjustments:
Amortization of intangible assets	(10)	(7)	(5)
Stock-based compensation	(4)	(3)	(3)
Non-GAAP cost of services revenues	$135	$135	$122

Services revenues	$806	$786	$728

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q1'FY23	Q4'FY22	Q1'FY22
GAAP effective tax rate	20.7%	4.8%	14.8%
Adjustments:
Income tax effects	0.8%	5.5%	4.1%
Non-GAAP effective tax rate	21.6%	10.2%	18.8%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q1'FY23	Q4'FY22	Q1'FY22
Net cash provided by operating activities	$281	$411	$242
Purchases of property and equipment	(65)	(68)	(51)
Free cash flow	$216	$343	$191

RECONCILIATION OF NET REVENUES
TO BILLINGS (NON-GAAP)
(In millions)

	Q1'FY23	Q4'FY22	Q1'FY22
Net revenues	$1,592	$1,680	$1,458
Change in deferred revenue and financed unearned services revenue*	(32)	338	(82)
Billings	$1,560	$2,018	$1,376

* As reported on our Condensed Consolidated Statements of Cash Flows

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
SECOND QUARTER FISCAL 2023

Second Quarter
Fiscal 2023

Non-GAAP Guidance - Net Income Per Share	$1.28 - $1.38

Adjustments of Specific Items to Net Income
Per Share for the Second Quarter Fiscal 2023:
Amortization of intangible assets	($0.08)
Stock-based compensation expense	($0.33)
Income tax effects	$0.06
Total Adjustments	($0.35)

GAAP Guidance - Net Income Per Share	$0.93 - $1.03

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
FISCAL 2023

Fiscal 2023

Gross Margin - Non-GAAP Guidance	66% - 67%
Adjustment:
Cost of revenues adjustments	(1)%
Gross Margin - GAAP Guidance	65% - 66%

Fiscal 2023

Operating Margin - Non-GAAP Guidance	23% - 24%
Adjustments:
Amortization of intangible assets	(1)%
Stock-based compensation expense	(4)%
Operating Margin - GAAP Guidance	18% - 19%

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FISCAL 2023

Fiscal 2023

Non-GAAP Guidance - Net Income Per Share	$5.40 - $5.60

Adjustments of Specific Items to Net Income
Per Share for Fiscal 2023:
Amortization of intangible assets	($0.31)
Stock-based compensation expense	($1.33)
Restructuring charges	($0.05)
Acquisition-related expenses	($0.04)
Gain on sale of equity investment	$0.14
Income tax effects	$0.28
Total Adjustments	($1.31)

GAAP Guidance - Net Income Per Share	$4.09 - $4.29

Some items may not add or recalculate due to rounding.

Contacts:

(Press)

Chris Drago

1 831 900 8889

chris.drago@netapp.com

(Investors)

Lance Berger

1 408 822 6628

lance.berger@netapp.com